Exhibit 31.4

CERTIFICATION

I, Ahmed Pasha, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Fluence Energy, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 17, 2025

Fluence Energy, Inc.

By:	/s/ Ahmed Pasha
Ahmed Pasha
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)